EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS


                            Weinberg & Company, P.A.
                          Certified Public Accountants
                        1875 Century Park East, Suite 600
                          Los Angeles, California 90067


We consent to the inclusion in the registration statement on Form S-8 being filed under the Securities Exchange Act of 1933 by The Hartcourt Companies Inc. on our report dated April 12, 2002, relating to our audit of the consolidated financial statements of The Hartcourt Companies Inc. and Subsidiaries for the year ended December 31, 2001 and to the reference of our firm under the captions "Expert" appearing in the above-referenced registration statement.

/s/ Weinberg & Company
----------------------
Weinberg & Company

Los Angeles, California
November 18, 2002

































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